Exhibit 5.3

[Letterhead of Greenberg Traurig, LLP]

December 29, 2010

Gerdau Trade II Inc.

Avenida Farrapos, 1811

Porto Alegre, RS, Brazil

Gerdau S.A.

Avenida Farrapos, 1811

Porto Alegre, RS, Brazil

Ladies and Gentlemen:

We have acted as special United States counsel to Gerdau S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Gerdau”), and Gerdau Trade II Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Gerdau Trade II”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time of (i) debt securities, in one or more series, of Gerdau (the “Gerdau Securities”), (ii) Preferred Shares (which may be in the form of American Depositary Shares) of Gerdau, and (iii) debt securities, in one or more series, of Gerdau Trade II guaranteed by Gerdau (the “Gerdau Trade II Securities” and, together with the Gerdau Securities, the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Securities, the Gerdau Securities are to be issued under an indenture (the “Gerdau Indenture”) to be entered into between Gerdau and The Bank of New York Mellon, as trustee (the “Gerdau Trustee”). The Gerdau Trade II Securities are to be issued under an indenture (the “Gerdau Trade II Indenture”) to be entered into among Gerdau Trade II, Gerdau and The Bank of New York Mellon (the “Gerdau Trade II Trustee”). Pursuant to the Gerdau Trade II Indenture, Gerdau will unconditionally guarantee all of Gerdau Trade II’s obligations under the Gerdau Trade II Securities (the “Guarantees”).

We have reviewed the Registration Statement, including the form of the Gerdau Indenture and the Gerdau Trade II Indenture attached thereto as exhibits, and we have reviewed originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Gerdau and Gerdau Trade II and such other instruments and other certificates of public officials, officers and representatives of Gerdau and Gerdau Trade II and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, we advise you that it is our opinion that:

1. The Gerdau Securities will be valid, binding and enforceable obligations of Gerdau, entitled to the benefits of the Gerdau Indenture.

2. The Gerdau Trade II Securities will be valid, binding and enforceable obligations of Gerdau Trade II, entitled to the benefits of the Gerdau Trade II Indenture.

3. The Guarantees will be valid, binding and enforceable obligations of Gerdau, entitled to the benefits of the Gerdau Trade II Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Gerdau or Gerdau Trade II, (a) we have assumed that each of Gerdau and Gerdau Trade II, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Gerdau or Gerdau Trade II regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Gerdau Indenture, the Gerdau Trade II Indenture and the Securities), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed in paragraphs 1, 2 and 3 above, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the Gerdau Indenture and the Gerdau Trade II Indenture, as applicable, and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over, in the case of the Gerdau Securities, Gerdau, and, in the case of the Gerdau Trade II Securities, Gerdau and Gerdau Trade II, (iv) the Gerdau Indenture will be duly authorized, executed and delivered by Gerdau and the Gerdau Trustee at the time of the issuance of the Gerdau Securities and will conform to the form thereof contained in the Registration Statement, (v) the Gerdau Trade II Indenture will be duly authorized, executed and delivered by Gerdau Trade II, Gerdau and the Gerdau Trade II Trustee at the time of the issuance of the Gerdau Trade II Securities and will conform to the form thereof contained in the Registration Statement, (vi) the Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vii) Gerdau and, in the case of the Gerdau Trade II Securities, Gerdau Trade II will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and will enter together with the Gerdau Trustee or the Gerdau Trade II Trustee, as applicable, into any necessary supplemental indenture relating to the Securities and will take any other appropriate additional corporate action, and (viii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by the Gerdau Indenture and the Gerdau Trade II Indenture, as applicable, duly authenticated and countersigned.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security or a Guarantee denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security or a Guarantee is denominated into United States dollars will depend on various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security or Guarantee would be required to render such judgment in the foreign currency unit in which the particular Security or the Guarantee, as applicable is denominated and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note that (a) the enforceability in the United States of the waiver in Section 1.14 of the Gerdau Indenture and the Gerdau Trade II Indenture by each of Gerdau and Gerdau Trade II of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.14 of the Gerdau Indenture and the Gerdau Trade II Indenture of the U.S. federal courts located in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Gerdau Indenture, the Gerdau Trade II Indenture, the Securities and the Guarantees is (notwithstanding the waiver in Section 1.14) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 10.14 of each of the Gerdau Indenture and the Gerdau Trade II Indenture, providing for, in the case of the Gerdau Indenture, indemnification by Gerdau of the Gerdau Trustee and the holders of the Gerdau Securities and, in the case of the Gerdau Trade II Indenture, indemnification by Gerdau and Gerdau Trade II of the Gerdau Trade II Trustee and the holders of the Gerdau Trade II Securities against any loss in obtaining the currency due, as applicable, to the Gerdau Trustee or such holders of Gerdau Securities, and to the Gerdau Trade II Trustee or such holders of Gerdau Trade II Securities, from a court judgment in another currency.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. With respect to all matters of Brazilian law, we have relied upon the opinion, dated today’s date, of Expedito Luz, Brazilian general legal counsel to Gerdau and

Gerdau Trade II, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Expedito Luz.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Validity of the Securities” as counsel for Gerdau and Gerdau Trade II who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

GREENBERG TRAURIG, LLP

/s/ Greenberg Traurig, LLP